ALBERT WONG & CO.

CERTIFIED PUBLIC ACCOUNTANTS

7th Floor, Nan Dao Commercial Building

359-361 Queen’s Road Central

Hong Kong

Tel: 2851 7954

Fax: 2545 4086

ALBERT WONG

B. Soc., Sc., ACA., L.L.B., CPA (Practising)

February 28, 2013

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements that we understand ACL Semiconductors Inc. will include under Item 4.01 of the Form 8-K report, dated February 28, 2013, to be filed regarding the change of auditors. We agree with such statements make regarding our firm.

Sincerely

/s/ Albert Wong & Co.

Albert Wong & Co.

Certified Public Accountants